UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2017

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On February 17, 2017, EVERTEC, Inc’s (“EVERTEC”) main operating subsidiary, EVERTEC Group, LLC, entered into a share purchase promise agreement (Contrato de Promesa de Compraventa de Acciones) by and among EVERTEC Group, LLC, Fondo de Inversión Privado Mater, Inversiones San Bernardo SpA, Inversiones Supernova SpA, Inversiones y Asesorías Bayona Limitada, Inversiones Hagerdorn y Morales Limitada, Christian Hagedorn Hitschfeld and Inversiones Vaimaca Limitada (the “Selling Shareholder”), to purchase directly or indirectly 100% of the share capital of EFT Group S.A., a Chilean-based company known commercially as PayGroup at a purchase price of approximately CLP 26,918 million, or approximately US$ 42 million at current exchange rates, subject to customary adjustments. EVERTEC expects to fund the purchase using a combination of cash on hand and funds borrowed under the existing revolving line of credit. PayGroup is a payment processing and software company serving primarily financial institutions throughout Latin America.

The transaction is subject to customary closing conditions, including receipt of US federal bank regulatory approval, and a special provision that allows the selling shareholders to terminate the transaction if US federal bank regulatory approval has not been secured by June 12, 2017, in which case EVERTEC must pay a penalty of approximately US$2 million. Receipt of US federal bank regulatory approval is dependent on factors outside the control of EVERTEC. There is no assurance that such approval will be obtained by June 12, 2017 or at all.

A copy of the share purchase promise agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On February 22, 2017 the Company issued a press release announcing its results for the fourth quarter and year ended December 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Share Purchase Promise Agreement (Contrato de Promesa de Compraventa de Acciones), dated as of February 17, 2017, by and among EVERTEC Group, LLC, Fondo de Inversión Privado Mater, Inversiones San Bernardo SpA, Inversiones Supernova SpA, Inversiones y Asesorías Bayona Limitada, Inversiones Hagerdorn y Morales Limitada, Christian Hagedorn Hitschfeld and Inversiones Vaimaca Limitada [English Translation]

99.1	Press Release re: fourth quarter earnings issued by EVERTEC, Inc. dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: February 22, 2017	By:	/s/ Peter J.S. Smith
		Name:	Peter J.S. Smith
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Share Purchase Promise Agreement (Contrato de Promesa de Compraventa de Acciones), dated as of February 17, 2017, by and among EVERTEC Group, LLC, Fondo de Inversión Privado Mater, Inversiones San Bernardo SpA, Inversiones Supernova SpA, Inversiones y Asesorías Bayona Limitada, Inversiones Hagerdorn y Morales Limitada, Christian Hagedorn Hitschfeld and Inversiones Vaimaca Limitada [English Translation]

99.1	Press Release re: fourth quarter earnings issued by EVERTEC, Inc. dated February 22, 2017.